Exhibit 10.7
SECURITY AGREEMENT
     This SECURITY AGREEMENT, dated as of December 30, 2005 (as amended from time to time, this “Agreement”), is made by and among each of the Persons named as “Grantors” on the signature pages hereto or named as an “Additional Grantor” in a Joinder Agreement entered into after the date hereof (such Persons, each, a “Grantor” and collectively, the “Grantors”), and Wells Fargo Bank, National Association, as collateral agent for the Trustee (as defined below) and the holders of Discount Notes (as defined below) issued under the Indenture described below (the “Noteholders”) (in such capacity, together with its successors, if any, in such capacity, the “Collateral Agent”).
R E C I T A L S
     A. Pursuant to an Indenture, dated as of December 30, 2005 (as amended from time to time, the “Indenture”), by and among IdleAire Technologies Corporation, as issuer (the “Company”), the Guarantors named therein (the “Guarantors”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and the Collateral Agent, the Company has issued $320,000,000 aggregate principal amount of 13% Senior Secured Discount Notes due 2012 (the “Discount Notes”) to the Noteholders, subject to the terms and conditions set forth therein.
     B. It is a condition to the consummation of the transactions contemplated by the Indenture and the Discount Note Documents (as defined therein) that a security interest in the Collateral described herein be granted to the Collateral Agent for the benefit of the Trustee and the Noteholders.
A G R E E M E N T
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND RELATED MATTERS
     1.01 Definitions.
          Terms defined in the Indenture and not otherwise defined herein are used herein as therein defined. In addition, the following capitalized terms have the following meanings:
     “Account Debtor” means any Person who is or who may become obligated to any Grantor on any Account, Chattel Paper or General Intangible.
     “Accounts” means all “accounts,” as such term is defined in the UCC, now owned or hereafter acquired by any Grantor.

     “Affiliate” of any Person means any other Person that directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person.
     “Applicable Law” means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments and decrees of any Governmental Authority (including common law and principles of public policy).
     “Bankruptcy Code” means title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time and any successor statute, or if the context so requires, any similar federal or state law for the relief of debtors.
     “Books” means all books and records (including all of its records indicating, summarizing, or evidencing (a) the assets composing the Collateral, (b) its liabilities, (c) its business operations or financial condition, and (d) all of its Goods or General Intangibles related to such information) now owned or hereafter acquired by any Grantor.
     “Charges” means all federal, state, county, city, municipal, foreign or other taxes, levies, assessments, duties, levies, withholdings or charges that, if not paid when due, may result in a Lien of any Governmental Authority against the Collateral.
     “Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any Grantor.
     “Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement of any lessor, bailee, warehouseman, or other similar party in possession of, having a Lien upon, or having rights or interests in the Collateral, in each case, in form and substance reasonably satisfactory to Collateral Agent.
     “Contractual Obligations” means, as applied to any Grantor, any provision of any security issued by it or of any agreement or other instrument to which it is a party or by which it or any of the properties owned or leased by it is bound or otherwise subject.
     “Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyrights (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.
     “Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
     “Deposit Accounts” means all “deposit accounts,” as such term is defined in the UCC, now or hereafter held in the name of any Grantor.

     “Deposit Account Control Agreement” means any agreement or arrangement establishing “control” within the meaning of the UCC over any Deposit Account, including an arrangement establishing a secured party as the “customer” with respect thereto and otherwise in form and substance reasonably satisfactory to Collateral Agent.
     “Documents” means all “documents,” as such term is defined in the UCC, now owned or hereafter acquired by any Grantor, wherever located.
     “Equipment” means all “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by any Grantor, wherever located, and, in any event, including all such Grantor’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.
     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
     “Fixtures” means all “fixtures,” as such term is defined in the UCC, now owned or hereafter acquired by any Grantor.
     “General Intangibles” means all “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by any Grantor, including (i) all Intellectual Property Rights, (ii) all interest rate or currency protection or hedging arrangements, (iii) all tax refunds, (iv) all licenses, permits, concessions and authorizations, (v) all insurance policies and (vi) all Contractual Obligations.
     “Goods” means all “goods,” as defined in the UCC, now owned or hereafter acquired by any Grantor, wherever located, including embedded software to the extent included in “goods” as defined in the UCC.
     “Governmental Approval” means any authorization, approval, permit or license of or by or filing with any Governmental Authority.
     “Governmental Authority” means any nation, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any tribunal or arbitrator(s) of competent jurisdiction.
     “Instruments” means all “instruments,” as such term is defined in the UCC, now owned or hereafter acquired by any Grantor, wherever located, and, in any event, including all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

     “Intellectual Property Right” means (a) any Patent, Patent License, Copyright, Copyright License, Trademark, Trademark License, trade secret or other intellectual property right, (b) all registrations and applications to register any such Patent, Copyright, Trademark or other intellectual property right with any Governmental Authority and all renewals and extensions thereof and (c) the goodwill of the business associated with or relating to any such Trademark or other intellectual property right.
     “Inventory” means all “inventory,” as such term is defined in the UCC, now owned or hereafter acquired by any Grantor, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Grantor for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Grantor’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.
     “Investment Property” means all “investment property,” as such term is defined in the UCC, now owned or hereafter acquired by any Grantor.
     “Investment Property Control Agreement” means any agreement or arrangement establishing “control” within the meaning of the UCC over any Investment Property, including an arrangement establishing Collateral Agent as the “entitlement holder” with respect thereto and otherwise in form and substance reasonably satisfactory to Collateral Agent.
     “Letter-of-Credit Rights” means “letter-of-credit rights,” as such term is defined in the UCC, now owned or hereafter acquired by any Grantor, including rights to payment or performance under a letter of credit, whether or not such Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.
     “Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases) and any agreement to give or refrain from giving any of the foregoing.
     “Material,” “Material Adverse Effect” or “Material Adverse Change” means, with respect to any Grantor (a) a condition or event material to, (b) a material adverse effect on or (c) a material adverse change in, as the case may be, any one or more of the following: a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company, taken as a whole, (B) the ability of the Company to perform its obligations in all material respects under any Discount Note Documents, (C) the enforceability of the Collateral Agreements or the attachment, perfection or priority of any of the liens or security interests intended to be created thereby, (D) the validity or enforceability of any of the other Discount Note Documents or (E) the execution and delivery of the Discount Note Documents, the issuance and sale of the Discount Notes pursuant thereto, and the payment of related fees and expenses.
     “Officer” of any Person means any of the following of such Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.
     “Officers’ Certificate” means a certificate signed by two Officers.
     “Organizational Documents” means the certificate or articles of incorporation, by-laws, partnership agreement, limited liability company agreement, or other organizational or governing documents of any Person.
     “Patent License” means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right with respect to any invention on which a Patent is in existence.
     “Patents” means all of the following in which any Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.
     “Permitted Liens” means the following types of Liens:
     (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;
     (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;
     (3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
     (4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (5) judgment Liens not giving rise to a Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;
     (6) easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title which do not, in the aggregate, impair in any Material respect the ordinary conduct of the business of the Company and the Restricted Subsidiaries taken as a whole;
     (7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;
     (8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and setoff;
     (9) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
     (10) Liens arising from filing UCC financing statements regarding leases;
     (11) Liens securing Secured Obligations;
     (12) Liens on Shared Collateral securing Credit Agreement Obligations in an aggregate principal amount not exceeding the Senior Lender Debt Cap;
     (13) Liens existing on the date hereof securing Indebtedness outstanding on the date hereof;
     (14) Liens in favor of the Company or a Guarantor (other than Liens granted by the Company or any Guarantor in favor of any other Guarantor or the Company);
     (15) Liens securing Purchase Money Indebtedness; provided, that such Liens shall not extend to any asset other than the specified asset being financed and additions and improvements thereon;

     (16) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided, that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;
     (17) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (12) and (15); provided, such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);
     (18) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and
     (19) Liens securing Hedging Obligations incurred pursuant to clause (4) of Section 4.06(b) of the Indenture.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.
     “Pledged Collateral” means all negotiable Documents, all Pledged Equity Interests and all Pledged Debt in which a Grantor has an interest.
     “Proceeds” means “proceeds,” as such term is defined in the UCC, including:
     (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral;
     (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority);
     (c) any claim of any Grantor against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License;
     (d) any recoveries by any Grantor against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral;

     (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and Pledged Equity Interests; and
     (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.
     “Purchase Agreement” means that certain Purchase Agreement, dated as of December 28, 2005, by and between Company and Jefferies & Company, Inc.
     “Required Noteholders” means, at any time, Noteholders holding a majority in aggregate principal amount of the Secured Obligations then outstanding.
     “Secured Obligations” shall mean all obligations of every nature of each Grantor from time to time owed to the Collateral Agent or any Noteholder or under any other Discount Note Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Grantor, would have accrued on any obligation, whether or not a claim is allowed against such Grantor for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under letters of credit, expenses or indemnities.
     “Software” means all “software” as such term is defined in the UCC, now owned or hereafter acquired by any Grantor, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.
     “Solvent” means, with respect to a particular date, that on such date
     (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured;
     (ii) the Company is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business;
     (iii) assuming consummation of the issuance of the Units as contemplated by the Purchase Agreement and the Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature;
     (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and
     (v) the Company is not otherwise insolvent under the standards set forth under applicable laws.

     “subsidiary” means, with respect to any Person:
     (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).
     “Subsidiary” means a subsidiary of the Company.
     “Supplemental Documentation” means financing statements, continuation statements, warehouse receipts, bills of lading, notices of security interest, agreements establishing control over investment property, deposit accounts, letter of credit rights, electronic chattel paper and other Collateral (including by establishing the Collateral Agent as the “entitlement holder” or “customer” with respect to any such investment property and deposit accounts), assignments of Patents, Trademarks or Copyrights, schedules of Collateral, consents to assignment of contracts, Landlord Waivers, mortgages, deeds of trust and other instruments or documents, in each case necessary or advisable (a) to assure the attachment of, or perfect or maintain perfected the Security Interest on any Collateral or its first priority (subject to Permitted Liens) or (b) so that the Collateral Agent receives all interest, dividends and distributions from time to time paid with respect to, and all other Proceeds of, all Collateral the Collateral Agent is entitled to receive hereunder.
     “Supporting Obligations” means all “supporting obligations,” as such term is defined in the UCC.
     “Trademark License” means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right to use any Trademark.
     “Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by any Grantor: (a) all trademarks, trade styles which constitute branding, service marks, logos, other source or business identifiers, designs and general intangibles of like nature used in branding the Grantor’s products or services (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, (b) all reissues, extensions or renewals thereof and (c) all goodwill associated with or symbolized by any of the foregoing.
     “UCC” means the Uniform Commercial Code (as amended from time to time) of the State of New York.

     1.02 Related Matters.
          (a) Terms Used in the UCC.
               Unless the context clearly otherwise requires, all lower-cased terms used and not otherwise defined herein that are used or defined in Article 8 or Article 9 (or any equivalent subpart) of the UCC are used herein as therein defined from time to time.
          (b) Construction.
               Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, and “including” is not limiting. The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole (including the preamble, the recitals and all Schedules and Exhibits to this Agreement) and not to any particular provision of this Agreement. Article, section, subsection, exhibit, recital, preamble and schedule references in this Agreement are to this Agreement unless otherwise specified. References in this Agreement to any agreement, other document or law “as amended” or “as amended from time to time,” or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals, waivers or other modifications not prohibited by the Discount Note Documents. References in this Agreement to any law (or any part thereof) include any rules and regulations promulgated thereunder (or with respect to such part) by the relevant Governmental Authority, as amended from time to time. Without limitation, any references to specific sections of the UCC shall include any successor provisions.
          (c) Determinations.
               Any determination or calculation contemplated by this Agreement that is made by the Collateral Agent shall be final and conclusive and binding upon each Grantor and the other Noteholders, in the absence of manifest error. References in this Agreement to “determination” by the Collateral Agent include good faith estimates (in the case of quantitative determinations) and good faith beliefs (in the case of qualitative determinations). All references herein to “discretion” of the Collateral Agent (or terms of similar import) shall mean “absolute and sole discretion.” All consents and other actions of the Collateral Agent contemplated by this Agreement may be given, taken, withheld or not taken in the Collateral Agent’s discretion (whether or not so expressed), except as otherwise expressly provided herein.
          (d) Governing Law.
               Except to the extent otherwise required by Applicable Law, the UCC shall govern the attachment and enforcement of the Security Interest and all other matters to which the UCC applies pursuant to the terms thereof. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (OTHER THAN CHOICE OF LAW RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

          (e) Headings.
               The Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof.
          (f) Severability.
               If any provision of this Agreement or any Lien or other right hereunder shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision, Lien or other right shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions herein or any other Lien or right granted hereby or the validity, legality or enforceability of such provision, Lien or right in any other jurisdiction.
          (g) Independence of Covenants.
               All covenants under this Agreement shall each be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by an exception thereto, or be otherwise within the limitations thereof, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
          (h) Exhibits, Etc.
               All of the appendices, exhibits and schedules attached to this Agreement shall be deemed incorporated herein by reference.
          (i) No Party Deemed Drafter.
               None of the parties to this Agreement shall be deemed to be the drafter of this Agreement, and this Agreement shall not be interpreted in favor of or against any party hereto.
          (j) Time of the Essence.
               Time and exactitude in the performance of each of the covenants, conditions and agreements contained in this Agreement are hereby declared to be of the essence.
ARTICLE II
THE SECURITY INTEREST; SECURED OBLIGATIONS
     2.01 Security Interest.
          To secure the prompt payment and performance of the Secured Obligations as and when due, each Grantor hereby conveys, pledges, assigns and transfers to the Collateral Agent, and grants to the Collateral Agent, as collateral agent and representative for the equal and ratable benefit of the Trustee and the Noteholders, a security interest (the “Security Interest”) in all right, title, claim, estate and interest of such Grantor in and to all property and interests in property, whether now owned and existing or hereafter acquired or arising, wherever located, including the following (such property and interests in property being, collectively, the “Collateral”):
          (a) all Accounts;
          (b) all Chattel Paper;
          (c) all Documents;
          (d) all General Intangibles;
          (e) all Goods (including Inventory, Equipment, and Fixtures); provided, that it is expressly agreed that the Security Interest in any of the Fixtures that are located within the State of California is a security interest granted under and governed by the UCC and not a Lien under real estate law;
          (f) all Instruments;
          (g) all Investment Property;
          (h) all Deposit Accounts;
          (i) all money, cash or cash equivalents;
          (j) all Supporting Obligations and Letter-of-Credit Rights;
          (k) all Books;
          (l) the commercial tort claims described on Schedule 2.01(l); and
          (m) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.
     Anything herein to the contrary notwithstanding, the Collateral shall not include:
     (1) any lease, license, contract, property right or agreement to which the Company or any Guarantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a Lien under the Collateral Agreements will constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity; provided, that such lease, license, contract, property right or agreement will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the security documents, immediately and automatically, at such time as such consequences will no longer result;
     (2) real property owned by the Company or any Guarantor that has a Fair Market Value not exceeding $2.0 million in the aggregate, or any real property leased by the Company or any Guarantor; and
     (3) any other assets in which a Lien cannot be perfected either (i) by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdiction or (ii) by the recordation of notice filings or other instruments with the United States Patent and Trademark Office or the United States Copyright Office, so long as the aggregate Fair Market Value of all such assets does not at any one time exceed $1.0 million (the “Excluded Assets”);
     provided, that the Collateral shall include (A) the Proceeds of the above to the extent such Proceeds are otherwise included in the Collateral, and (B) all items excluded pursuant to clause (1) or (2) from and after the date on which the requisite consent is obtained. Furthermore, each Grantor shall use its best efforts of to obtain and maintain in full force and effect all consents contemplated pursuant to clause (1) and (2).
     2.02 Secured Obligations.
          The Security Interest shall secure, for the equal and ratable benefit of the Trustee and the Noteholders, the payment and performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Secured Obligations.
     2.03 Power of Attorney.
          (a) Each Grantor hereby irrevocably appoints the Collateral Agent and its employees and agents as such Grantor’s true and lawful attorneys-in-fact, with full power of substitution, to do (a) all things required to be done by such Grantor under this Agreement or the other Discount Note Documents, and (b) all things that the Collateral Agent may deem necessary or advisable to assure the attachment, perfection and first priority of the Security Interest or otherwise to exercise the rights and remedies of the Noteholders hereunder or carry out the intent of this Agreement (including by signing and filing or registering any Supplemental Documentation (including any financing statement covering the Collateral and any absolute assignment of any Patents, Trademarks and Copyrights upon foreclosure sale) or voting any Investment Property included in the Collateral).
          (b) Without limitation, the Collateral Agent and its employees and agents shall be entitled to (i) file financing statements in respect of the Collateral, including financing statements describing such property as “all assets” or “all personal property,” whether now owned or hereafter acquired or (ii) affix, by facsimile signature or otherwise, the general or special endorsement of any Grantor, in such manner as the Collateral Agent shall deem advisable, to any Instruments, tangible Chattel Paper or certificated securities that have been delivered to or obtained by the Collateral Agent without appropriate endorsement or assignment, which endorsement shall be effective for all purposes. The Collateral Agent shall be under no obligation whatsoever to take any of the foregoing actions, and absent gross negligence or willful misconduct, the Collateral Agent and its shareholders, directors, officers, employees and agents shall have no liability or responsibility for any act taken or omitted with respect thereto. A copy of this Agreement shall be conclusive evidence of the Collateral Agent’s right to act under this Section 2.03 as against all third parties.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
          Each Grantor represents and warrants that all representations and warranties made with respect to it, its assets and its obligations in Section 5 of the Purchase Agreement are true and correct (except for those representations and warranties which as of a specific date) and makes the following additional representations and warranties, all of which shall survive until termination of this Agreement pursuant to Section 6.07.
     3.01 Financing Statements; Perfection.
          Financing statements containing a correct description of the Collateral have been reviewed by the Grantors and are in proper form for filing, at the sole cost and expense of Grantors, in the office of the Secretary of State (or similar official) of the state or other jurisdiction of organization of each Grantor and in each other jurisdiction necessary to establish a valid and perfected Lien in favor of Collateral Agent in all Collateral in which a Lien may be perfected by filing, and no further or subsequent filing, recording or registration is necessary in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements. Upon the filing, at the sole cost and expense of Grantors, of each such financing statements in the filing offices set forth opposite each Grantor’s name on Schedule 3.01, the Collateral Agent will have a fully perfected first priority Lien on the Collateral to the extent such Lien may be perfected by the filing of a financing statement. There are no financing statements or other Supplemental Documentation on file in any governmental office covering any Collateral, other than financing statements or other Supplemental Documentation in favor of the Collateral Agent or in respect of Permitted Liens. Each Grantor agrees that at the sole cost and expense of the Grantors at any time and from time to time, such Grantor shall promptly and duly execute and deliver, and file and have recorded, such instruments and documents and take such further action as necessary for the purpose of obtaining or preserving the full benefits to the extent provided in this Agreement and the Indenture, and the rights and powers herein and therein granted, including the filing of any financing statements, continuation statements and other documents (including the Agreement) under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, all in form reasonably satisfactory to the Collateral Agent and in such offices (including, without limitation, the United States Patent and Trademark Office) wherever required by law to perfect, continue and maintain a valid, enforceable, security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral, and upon the written request of the

Collateral Agent, shall take such further action as the Collateral Agent may deem necessary for such purpose.
     3.02 Locations and Names.
          Schedule 3.02 sets forth:
          (a) each Grantor’s chief executive office and principal place of business on the date hereof and at any time during the last four months;
          (b) all other places of business of the Grantors on the date hereof or at any time during the last five years and all other locations at which any tangible Collateral or books and records related to any Collateral, including computer programs, printouts and other computer materials, are or were located during that period (excluding Collateral in transit or in the possession of its supplier);
          (c) each Grantor’s form and jurisdiction of organization, its identification number in the records of such jurisdiction and its federal tax identification number;
          (d) each Grantor’s name as it appears in the official filings in the state of its organization;
          (e) all prior or current legal names and trade names used within the five years ended on the date hereof to identify any Grantor in its business or in the ownership of its properties;
          (f) the names of all Persons from whom any Grantor acquired any assets during the period of five years ended on the date hereof (other than acquisitions in the ordinary course of business of the seller); and
          (g) with respect to each Grantor, the filing offices where a financing statement is required to be filed to perfect the Collateral Agent’s security interest in the Collateral. Except as noted on Schedule 3.02, no Obligor has become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC) with respect to a currently effective security agreement previously entered into by any other Person (whether as a result of merger or otherwise).
     3.03 Title to Collateral; Location of Inventory.
          (a) Each Grantor has good and marketable title to, or valid and subsisting leasehold interests in, all Collateral owned or leased by it and “rights” or the power to transfer “rights” in all other Collateral within the meaning of Section 9-203 of the UCC.
          (b) No inventory of any Person other than the Grantors is located on any premises owned or leased by the Grantors. No Inventory has been placed on consignment or is stored with any bailee, warehouseman or similar third party.
     3.04 Equipment and Fixtures.

     All Equipment and Fixtures are in good and operational condition, not obsolete, and free from latent and patent defects.
     3.05 Intellectual Property Rights.
     (a) Each Grantor owns, or holds licenses in all Intellectual Property Rights that are necessary to the conduct of its business as currently conducted. Schedule 3.05 sets forth all of the Intellectual Property Rights which any Grantor owns or has registered on the date hereof. All such Intellectual Property Rights are valid and enforceable, and no Grantor is aware of any claim against it by any third party that would make invalid or unenforceable any such Intellectual Property Right. Except as noted on Schedule 3.05, the relevant Grantor is the owner or licensee of each of the Intellectual Property Rights, free and clear of any Liens (other than Permitted Liens), shop rights and covenants not to sue, and there are no joint ownership rights in existence with respect to such. To such Grantor’s knowledge, neither the use of any Intellectual Property Rights as currently used by Grantor nor the Grantor’s conduct of its business violate any third party rights. The Grantor is not aware of any violation, infringement or misappropriation by a third party of any of the Grantor’s Intellectual Property Rights.
     (b) The filing with the U.S. Patent and Trademark Office of appropriate Notices of Security Interest in Patents and Trademarks, together with the filings required to perfect under the Uniform Commercial Code, will perfect the Security Interest in the U.S. Patents and Trademarks listed therein. Upon filing with the U.S. Copyright Office of an appropriate Notice of Security Interest in Copyrights, the Security Interest in the Copyrights registered with the United States Copyright Office listed therein will be perfected.
     3.06 Deposit Accounts; Investment Property.
          (a) Part A of Schedule 3.06 sets forth a complete list of all Deposit Accounts maintained by the Grantors on the date hereof and includes the name and location of the financial institutions with which such Deposit Accounts are maintained and the account numbers. No Deposit Account Control Agreements are in effect with respect to any Deposit Account, other than any such Deposit Account Control Agreement in favor of the Collateral Agent. On the date hereof, Deposit Account Control Agreements have been executed and delivered with respect to all Deposit Accounts of the Grantors containing funds in an amount greater than $100,000 and the Security Interest therein is perfected.
          (b) Part B of Schedule 3.06 sets forth a complete list of all securities accounts maintained by the Grantors on the date hereof and includes the name and location of the securities intermediaries with which such securities accounts are maintained and the account numbers. No Investment Property Control Agreements are in effect with respect to any securities account maintained by the Grantors, other than any such Investment Property Control Agreement in favor of the Collateral Agent.
3.07	Capitalization of Issuers of Pledged Equity Interests; Regarding the Pledged Collateral.

          (a) Part A of Schedule 3.07 sets forth as of the date hereof for each Grantor the number of shares (or equivalent) of each class of Equity Interests in which such Grantor has an ownership interest (the “Pledged Equity Interests”), the issuer thereof, the form of organization of such issuer, and the number of authorized and issued shares (or equivalents) of such issuer. All outstanding Equity Interests of each issuer that is a Subsidiary have been duly authorized, validly issued and are fully paid and non-assessable. Except as set forth in Part A of Schedule 3.07, there are no outstanding options, warrants, convertible securities or other rights, contingent or absolute, to acquire any Equity Interests of any issuer and no Pledged Equity Interests are subject to any shareholder, voting trust or similar agreement. Except as noted on Part A of Schedule 3.07, no consent of any Person is necessary in connection with the creation or perfection of the Security Interest in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights and remedies in respect thereof provided for in this Agreement. As of the date hereof, none of the Pledged Equity Interests are or represents interests in limited partnerships or limited liability companies that are (a) registered as investment companies, (b) whose Equity Interests are dealt in or traded on securities exchanges or markets or (c) have opted to treat such Equity Interests as securities under the Uniform Commercial Code of any jurisdiction.
          (b) Part B of Schedule 3.07 describes as of the date hereof all Instruments, tangible Chattel Paper and electronic Chattel Paper in which Grantor has an interest (“Pledged Debt”). All obligations evidenced by Pledged Debt are in full force and effect and constitute a legal, valid and binding obligation of the obligor thereunder. There are no defaults, setoffs, counterclaims or disputes existing or asserted with respect to any Pledged Debt.
          (c) Part C of Schedule 3.07 sets forth all Documents in which Grantor has an interest as of the date hereof.
          (d) Each Grantor has delivered to the Collateral Agent on the date hereof all Pledged Collateral in which such Grantor has an ownership interest, in each case, together with appropriate endorsements or assignments executed in blank and other Supplemental Documentation with respect thereto acceptable to the Collateral Agent.
     3.08 Fraudulent Transfers.
     Each Grantor is Solvent and will be Solvent immediately after the sale of the Discount Notes. No transfer of property is being made by any Grantor and no obligation is being incurred by any Grantor in connection with the transactions contemplated by the Discount Note Documents with the intent to hinder, delay or defraud either present or future creditors of any Grantor.
     3.09 Receivables Collateral. No Account, Chattel Paper, Payment Intangible, Instrument and other rights to payment requires the consent of the Account Debtor or Person obligated thereon in connection with the Security Interest hereunder, except any consent which has been obtained.

ARTICLE IV
COVENANTS AND AGREEMENTS
     4.01 Further Assurances.
          Each Grantor shall, at its own expense, perform promptly upon request of the Collateral Agent, such acts as may be necessary or advisable to assure the attachment, perfection and first priority (subject to Permitted Liens) of the Security Interest, to exercise the rights and remedies of the Noteholders hereunder or to carry out the intent of this Agreement. Without limitation, at the Collateral Agent’s request, each Grantor shall execute and deliver (or cause any third party to execute and deliver) to the Collateral Agent, at any time and from time to time, all Supplemental Documentation that the Collateral Agent may reasonably request, in form and substance reasonably acceptable to the Collateral Agent.
     4.02 Inspection and Verification.
          Each Grantor shall keep or cause to be kept accurate and complete records of the Collateral at such Grantor’s chief executive office. The Collateral Agent and its employees and agents shall have the right, at all times upon reasonable prior notice and during such Grantor’s usual business hours, to (a) inspect, and verify the quality, quantity, value and condition of, or any other matter relating to, the Collateral, (b) inspect all records relating thereto and to make (or require such Grantor to provide) copies of such records and (c) enter upon all premises upon which any of the Collateral is located.
     4.03 Changes of Locations of Collateral, Offices, Name or Structure.
          No Grantor shall (a) keep any Collateral or do business at a location of such Grantor not set forth on the Schedule 3.02, or as such Schedule 3.02 shall be supplemented at the end of each fiscal year in an Officers’ Certificate delivered by the Grantors to the Collateral Agent, upon which such Schedule 3.02 shall be automatically amended to add any new locations specified in such Officers’ Certificate (excluding Collateral in transit or in possession of its supplier), or (b) adopt a trade name or change its name, chief executive office, sole place of business, form or jurisdiction of organization, in each case unless no less than 30 days prior to such removal, adoption or change, as the case may be, such Grantor (i) gives written notice to the Collateral Agent of such removal, adoption or change and the new location of such Collateral, chief executive office, principal place of business or new place of business, trade name, name, form or jurisdiction of organization, as the case may be, and (ii) takes all steps required by Section 4.01 and the other provisions of this Agreement in connection therewith.
     4.04 Payment of Charges and Claims.
          Each Grantor shall pay (a) all Charges imposed upon any Collateral, and (b) all claims (including claims for labor, services and materials) that have become due and payable or have become Liens (other than Permitted Liens) upon any Collateral, in each case before any penalty shall be incurred with respect thereto; provided, that such Grantor need not pay or discharge any such Charges or claims so long as (i) the validity or amount thereof is being contested in good faith and by appropriate proceedings that have the effect of preventing foreclosure, levy or similar proceedings relative to such Collateral, (ii) adequate reserves therefor have been established in accordance with GAAP, and (iii) written notice thereof together with adequate supporting documentation has been delivered to the Collateral Agent. If any Grantor fails to pay or obtain the discharge of any Charge, claim or Lien required to be paid or discharged under this Section within ten (10) days after receiving notice from Collateral Agent, the Collateral Agent may, from time to time thereafter, in its discretion and without waiving or releasing any obligation of such Grantor under this Agreement or waiving any Event of Default resulting therefrom, make such payment, obtain such discharge or take such other action with respect thereto as the Collateral Agent deems advisable.
     4.05 Insurance; Application of Insurance Proceeds; Payment of Premiums.
          (a) Each Grantor, at its expense, shall maintain insurance policies with financially sound and reputable insurance companies insuring the Collateral against loss or damage by such risks and in such amounts and forms, subject to such deductibles, and for such periods as is customarily carried by other owners or users of similar property in similar businesses or as the Collateral Agent in its reasonable discretion may require from time to time. Each such policy of insurance shall name the Collateral Agent as additional insured and include a lenders’ loss payable endorsement, in form and substance satisfactory to the Collateral Agent, providing that:
               (i) the insurance carrier shall give at least 10 days’ prior written notice to the Collateral Agent before such policy shall be amended or cancelled;
               (ii) no act or omission of any Grantor or any other Person shall affect the right of the Collateral Agent to recover under such policy in case of loss;
               (iii) the Noteholders shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance or in connection with any representation or warranty made by any Grantor or any Subsidiary thereof in connection with obtaining of such insurance; and
               (iv) all proceeds shall be payable directly to the Collateral Agent, to be held as cash collateral for the Secured Obligations.
On the date hereof and from time to time upon request, each Grantor shall provide the Collateral Agent with certified copies of insurance policies or other evidence satisfactory to the Collateral Agent of compliance with this Section, together with originals of such endorsements.
          (b) If loss of or damage to Collateral results in recovery of insurance proceeds under any policies of insurance under which the Collateral Agent is required to be named as a loss payee as provided above, the Collateral Agent shall (i) if during the existence of an Event of Default, apply such proceeds to a mandatory prepayment of the Secured Obligations as provided for in Section 5.03 or (ii) release such proceeds or portions thereof to such Grantor to fund the restoration or repair of such Collateral or the acquisition of replacement Collateral. No such application shall cure or waive any Event of Default and no amount released to such Grantor shall be deemed to be a payment of Secured Obligations.
     4.06 Continuing Obligations of the Grantors.
          Each Grantor shall perform all its Contractual Obligations, including obligations under Organizational Documents, in accordance with their respective terms. The Noteholders shall not have any duty, obligation or liability under or with respect to any such Contractual Obligations, whether by reason or arising out of this Agreement, the receipt by any Noteholder of any payment or allocation relating to any such Contractual Obligation or otherwise, unless arising from such Noteholder’s express written agreement to be liable for any such Contractual Obligations. The Grantors agree jointly and severally to indemnify and hold harmless each Noteholder from any and all such obligations and liabilities not expressly assumed by such Noteholder.
     4.07 Sale of Collateral; Further Encumbrances.
          (a) No Grantor shall (i) except as permitted under the Indenture, sell, lease, license or otherwise dispose of any Collateral, or any interest therein, or (ii) except with respect to Permitted Liens, grant or suffer to exist any Lien in or on any Collateral or sign or authorize the filing of any financing statement with respect to any of the Collateral.
          (b) Concurrently with any disposition permitted by this Section 4.07, the Security Interest shall automatically be released from the Collateral so disposed of; provided, that the Security Interest shall continue in the Proceeds of such Collateral. The Collateral Agent shall execute and deliver any releases or other documents reasonably requested by the relevant Grantor to confirm the release of the Security Interest in that portion of the Collateral that is the subject to a disposition permitted by this Section 4.07. Any such release or other document shall be in form and substance reasonably satisfactory to Collateral Agent.
     4.08 Protection of Security; Notice of Levy.
          Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and against all claims and demands and to preserve, protect and defend the Security Interest and the first priority thereof against any Liens other than Permitted Liens. Notwithstanding any provision in this Agreement or the Indenture to the contrary, nothing in this Agreement or the Indenture shall require any Grantor to pursue or defend any claim of infringement with respect to the Collateral which consists of Intellectual Property Rights if the Grantor, in its good faith business judgment, believes that: (A) such actions are not economically desirable in the operation of its business, (B) the costs of the actions may exceed the likely economic value of the Collateral in the business, (C) the likelihood of success is low, or (D) the Collateral is not Material to its business.
          Each Grantor will promptly notify the Collateral Agent of any attachment or other legal process levied against any Collateral.
     4.09 Delivery of Pledged Collateral.

          Each Grantor shall deliver promptly to the Collateral Agent any Pledged Collateral evidenced by a certificate or other document in which such Grantor obtains any ownership rights after the date hereof together with appropriate endorsements or assignments executed in blank and other Supplemental Documentation with respect thereto reasonably acceptable to the Collateral Agent.
     4.10 Intellectual Property Rights.
          (a) Each Grantor shall deliver promptly to the Collateral Agent after acquisition of any rights in any Intellectual Property Rights of Material value after the date hereof:
               (i) a written notice in the form of Exhibit 4.10(a)(i) (a “Notice of Security Interest in Patents and Trademarks”) in respect of all U.S. registered Patent and Trademarks in which such Grantor has an interest (including by way of an exclusive license), for filing with the United States Patent and Trademark Office;
               (ii) a written notice in the form of Exhibit 4.10(a)(ii) (a “Notice of Security Interest in Copyrights”) in respect of all registered U.S. Copyrights in which such Grantor has an interest (including by way of an exclusive license), for filing with the United States Copyright Office; and
               (iii) all other Supplemental Documentation necessary to perfect the Security Interest with respect to all Intellectual Property Rights for filing in the appropriate governmental office, including any foreign office in which any such Intellectual Property Rights may be registered or otherwise on file, in each case, duly executed by the relevant Grantor.
          (b) Each Grantor shall inform the Collateral Agent promptly upon learning of any infringement, Material dilution or violation of any rights of such Grantor in respect of any Intellectual Property Rights of Material value and shall take such actions in respect thereof as may be reasonable under the circumstances or, while a Default or Event of Default exists, as the Collateral Agent may request in its discretion.
          (c) Each Grantor shall diligently prosecute all applications for and renewals of Patents, Trademarks and Copyrights, make any required payments and take such other actions as may be required in order to obtain or maintain all Intellectual Property Rights used or useful in such Grantor’s business. Notwithstanding the foregoing, no Grantor is required to file applications with respect to or register Collateral which constitutes Intellectual Property Rights, prosecute or continue the prosecution of applications for registration with respect to such Collateral, or maintain registrations, recordations or filings with respect to such Collateral, if such Grantor, in its good faith business judgment, believes that: (A) such actions are not economically desirable in the operation of its business, (B) the costs of the actions may exceed the likely economic value of the Collateral in the business, (C) the likelihood of success is low, or (D) the Collateral is not Material to its business.
     4.11 Investment Property Collateral.

          (a) Each Grantor shall deliver promptly to the Collateral Agent after acquisition of any Investment Property after the date hereof in which such Grantor obtains any rights, an Investment Property Control Agreement, except that no Investment Property Control Agreement shall be required for Investment Property that constitutes Pledged Collateral that has been delivered to the Collateral Agent or that has a fair market value, not to exceed $100,000 at any time; provided, that the aggregate fair market value of Investment Property in securities accounts not subject to Investment Property Control Agreements, when combined with the aggregate amount of funds on deposit in Deposit Accounts that are not subject to Deposit Account Control Agreements by virtue of clause (a) of Section 4.12, may not at any time exceed $500,000. No Investment Property Control Agreement shall be entered into at any time with respect to any Investment Property, other than any such Investment Property Control Agreement in favor of the Collateral Agent. The Grantors shall cause each issuer that is a limited partnership or limited liability company not to elect or otherwise take any action to cause the Equity Interests of such issuer to be treated as securities for purposes of the UCC. The Grantors shall take reasonable steps to cause each issuer of Pledged Equity Interests not to amend or terminate the Organizational Documents in any way that Materially changes the rights of such Grantor with respect to any Pledged Equity Interests or adversely affects the validity, perfection or priority of the Security Interest.
          (b) So long as no Event of Default shall have occurred and be continuing or would result therefrom:
               (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to any Investment Property (including the right to give entitlement orders in respect thereof to any securities intermediary holding such Investment Property), for any purpose not inconsistent with the terms of this Agreement and the other Discount Note Documents.
               (ii) Except as otherwise provided for in any Investment Property Control Agreement, each Grantor shall be entitled to receive and retain and use any and all cash paid or otherwise distributed in respect of all Investment Property (other than a liquidating dividend or similar distribution, which shall be delivered to the Collateral Agent).
          (c) If an Event of Default shall have occurred and be continuing, at the sole option of the Collateral Agent, any or all rights of the Grantors to exercise voting and other consensual rights and to receive cash and other property distributed in respect of any Investment Property, shall cease, and the Collateral Agent shall thereupon have the sole right to exercise any or all such voting and other consensual rights and to receive and to hold as additional Collateral any or all such cash and other property and to exercise sole dominion and control over any Investment Property that is the subject of an Investment Property Control Agreement.
          (d) All cash and other property required to be delivered to the Collateral Agent hereunder shall, if received by any Grantor, be received in trust for the benefit of the Trustee and the Noteholders, be segregated from the other property of the Grantors, and promptly be delivered to the Collateral Agent in the same form as so received together with appropriate endorsements or assignments executed in blank with respect thereto.

     4.12 Deposit Accounts.
          Each Grantor shall deliver promptly to the Collateral Agent after the opening of any Deposit Account after the date hereof a Deposit Account Control Agreement except that no Deposit Account Control Agreement shall be required for any such Deposit Account containing (a) funds in an aggregate amount not to exceed $100,000 at any time, or (b) funds held in escrow solely for the benefit of a third party; provided, that the aggregate amount of funds on deposit in Deposit Accounts that are not subject to Deposit Account Control Agreements by virtue of clause (a) above, when combined with the aggregate fair market value of Investment Property in securities accounts not subject to Investment Property Control Agreements, may not at any time exceed $500,000. No Deposit Account Control Agreement shall be entered into at any time with respect to any Deposit Account, other than any such Deposit Account Control Agreement in favor of the Collateral Agent.
     4.13 Government Accounts; Compromise of Receivables.
          (a) With respect to any rights to payment owing to a Grantor arising out of any contracts or transactions with the United States of America, any state, county, city, municipality or other local government or any department, agency, subdivision, or instrumentality of any of the foregoing, each Grantor shall promptly notify the Collateral Agent in writing and execute any Supplemental Documentation and take any other action required to assure the ability of Collateral Agent to collect directly any such right to payment under the provisions of the Federal Assignment of Claims of 1940, as amended, or similar state or local laws.
          (b) Except in the ordinary course of business, no Grantor shall, without the prior written consent of the Collateral Agent, adjust, settle or compromise the amount or payment of any obligations owing by any Account Debtor.
     4.14 Chattel Paper.
          Each Grantor will cause all tangible Chattel Paper to bear a legend acceptable to the Collateral Agent indicating that the Collateral Agent has a security interest in such tangible Chattel Paper. Each Grantor will take such steps as may be required or advisable, in the discretion of the Collateral Agent, in order to establish “control” over all electronic Chattel Paper.
     4.15 Consignment or Warehousing of Inventory.
          If any Grantor stores any Material amount of Inventory with any lessor, bailee, warehouseman or similar party, such Grantor will give prior written notice thereof to the Collateral Agent and obtain a Collateral Access Agreement from such lessor, bailee, warehouseman or other party. Grantors will ensure that any Document issued and delivered by any such party with respect to any Inventory will be either non-negotiable in nature or issued in the Collateral Agent’s name and delivered directly to the Collateral Agent.
     4.16 Equipment and Fixtures.

          Each Grantor, at its expense, shall cause the Equipment and Fixtures to be maintained and preserved in good working order and condition, ordinary wear and tear excepted.
     4.17 Commercial Tort Claims and Letter of Credit Rights.
          Each Grantor shall notify Collateral Agent of any commercial tort claim or Letter of Credit Right acquired by it within two (2) Business Days of the acquisition thereof and unless consented otherwise by Collateral Agent, such Grantor shall enter into such Supplemental Documentation as Collateral Agent may reasonably request to grant a Lien in favor of Collateral Agent, for the benefit of the Trustee and the Noteholders, in such commercial tort claim or Letter of Credit Right.
     4.18 Landlord Waivers. Each Grantor shall use its reasonable best efforts to deliver to the Collateral Agent a Landlord Consent and Waiver (each, a “Landlord Waiver”), in substantially the form attached hereto as Exhibit 4.18 (provided, that if the landlord of such premises refuses to enter into such form of Landlord Waiver, notwithstanding the relevant Grantor’s reasonable best efforts, the Collateral Agent may execute any similar or customary form of landlord waiver with respect to such premises proposed by such landlord, provided such substitute form of landlord consent and waiver does not impose monetary obligations on the Collateral Agent in excess of those imposed by the form of Landlord Waiver) with respect to all premises leased by it at which any Collateral with a fair market value in excess of $100,000 is or may hereafter be located; provided, however, that a Landlord waiver with respect to any leased premises need not be delivered to Collateral Agent until the later of (a) ninety (90) days after the date hereof or (b) thirty (30) days after the date of the respective lease.
     4.19 Equipment and Fixtures.
          (a) No Grantor shall enter into any agreement or lease that grants any Person other than such Grantor any rights in any Material amount of Equipment or Fixtures or prohibits the removal of such Collateral, whether or not such Grantor is in default, or permits any Person other than such Grantor to remove any Material amount of Equipment or Fixtures, whether or not such Grantor is in default thereunder, except for this Agreement and Permitted Liens.
          (b) No Grantor shall permit any Equipment to be affixed to any real property owned or by a third party so as to constitute a fixture or become a part of such real property, unless such Grantor delivers to the Collateral Agent such waivers of Liens and other agreements from each lender holding a Lien in such real property as may be necessary or appropriate to ensure the attachment, perfection and first priority (subject to Permitted Liens) of the Security Interest on the Collateral and the ability of the Collateral Agent to exercise all remedies upon an Event of Default hereunder (including the Collateral Agent’s access to such Collateral and such premises) and containing such other lender protection provisions as the Collateral Agent may request, in each case in form and substance satisfactory to the Collateral Agent in its reasonable discretion.
     4.20 Collateral Agent’s Fees and Expenses; Indemnification.

          (a) The Company agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any rights of the Collateral Agent hereunder or (iv) the failure of the Company to perform or observe any of the provisions hereof applicable to it.
          (b) Without limitation of its indemnification obligations under the other Discount Note Documents, the Company and each of the Grantors agrees to indemnify, jointly and severally, the Collateral Agent, the Trustee, and each Affiliate of the foregoing Persons (each such Person, an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee.
          (c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Discount Note Documents. The provisions of this Section 4.20 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Discount Note Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Discount Note Document, or any investigation made by or on behalf of the Collateral Agent. All amounts due under this Section 4.20 shall be payable on written demand therefor.
          (d) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein. The Collateral Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of the Company to the Collateral, as to the security afforded by this Agreement or any other Discount Note Document or as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any other Discount Note Document, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. Except as may be expressly provided in any Discount Note Document, the Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to the Company or to the Holders as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. Without limitation on the Collateral Agent’s right to make any such filing, the Collateral Agent shall have no obligations (i) to file any UCC financing statements or UCC continuation statements except at the written direction of the Company and upon receipt of such statements completed and in a proper form for filing provided to the Collateral Agent at least five Business Days in advance of any requested filing date or (ii) to file any document with any foreign or domestic patent, trademark or copyright office, or any foreign governmental, municipal or other office. The Collateral Agent shall not be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Collateral Agent shall be liable for losses due to its willful misconduct, gross negligence or bad faith. The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Company of any of the covenants or agreements contained herein or in the Indenture, the Discount Notes or the Discount Note Documents. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such person in connection with the Agreement or any other Discount Note Document except for such person’s own gross negligence, willful misconduct or bad faith. The Collateral Agent may execute any of the powers granted under this Agreement or any of the other Discount Note Documents and perform any duty hereunder or thereunder either directly or by or through agents or attorney’s-in-fact, and shall not be responsible for the misconduct of any agents or attorneys-in fact selected by it with due care.
          (e) Subject to any additional requirements provided herein or in the Indenture, if in the performance of its duties under this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an officer of such Person, and absent gross negligence, willful misconduct or bad faith, the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon.
          (f) The Collateral Agent may consult with counsel and, in the absence of gross negligence, willful misconduct or bad faith, shall be fully protected in taking any action hereunder in accordance with any advice of such counsel. The Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Agreement, the duties created hereunder or any of the Collateral from any court of competent jurisdiction.
          (g) The Collateral Agent shall be fully protected in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other paper or document which it believes to be genuine and to have been signed or presented by the proper party or parties. In the absence of its gross negligence, willful misconduct or bad faith the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions furnished to the Collateral Agent in connection with this Agreement and the other Discount Note Documents.
          (h) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a written notice of Event of Default. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a notice of Event of Default to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any certificate so furnished to it and shall have no obligation to take or omit to take any action with respect to such notice of Event of Default.
          (i) If any dispute or disagreement shall arise as to the allocation of any sum of money received by the Collateral Agent hereunder, under the Indenture or under any Discount Note Document, the Collateral Agent shall have the right to deliver such sum to a court of competent jurisdiction and therein commence an action for interpleader.
          (j) The resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent shall become effective only upon the successor Collateral Agent’s acceptance of appointment as provided in this Section 4.20.
          (k) The Collateral Agent may resign in writing at any time and be discharged from the duties hereby created by so notifying the Grantors and the Trustee. The Company or the Trustee may remove the Collateral Agent if:
          (i) the Collateral Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Collateral Agent under the Bankruptcy Code or any similar federal or state law for the relief of debtors;
          (ii) a custodian or public officer takes charge of the Collateral Agent or its property; or
          (iii) the Collateral Agent otherwise becomes incapable of acting.
          (l) If the Collateral Agent resigns or is removed or if a vacancy exists in the office of Collateral Agent for any reason, the Trustee shall promptly appoint a successor Collateral Agent.
          (m) If a successor Collateral Agent does not take office within 60 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.
          (n) A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent, the Trustee and the Company. Thereupon, the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Agreement. The successor Collateral Agent shall mail a notice of its succession to the Trustee. The retiring Collateral Agent shall promptly transfer all property held by it as Collateral Agent to the successor Collateral Agent, provided all sums then owing to the Collateral Agent hereunder have been paid. Notwithstanding replacement of the Collateral Agent pursuant to this Section 4.20, the Company’s obligations under Sections 4.20(a), (b) and (c) hereof shall continue for the benefit of the retiring Collateral Agent, and the Company shall pay to any such replaced or removed Collateral Agent all amounts owed to such replaced or removed Collateral Agent under Sections 4.20(a), (b) and (c) hereof upon such replacement or removal.
ARTICLE V
EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT
     5.01 Event of Default. The occurrence of one or more “Events of Default” (as defined in the Indenture) shall constitute an “Event of Default” hereunder.
     5.02 Remedies.
          If (a) upon or after the occurrence of any Event of Default, the Collateral Agent elects or is directed by the Required Noteholders to exercise remedies under this Agreement or (b) there occurs an Event of Default described in clause (7) or (8) of Section 6.01 of the Indenture (the occurrence of any such event under clause (a) or (b) shall be referred to as an “Acceleration”), then, whether or not all the Secured Obligations shall have become immediately due and payable:
          (a) In addition to all its other rights, powers and remedies under this Agreement and Applicable Law, the Collateral Agent, on behalf of the Noteholders, shall have, and may exercise, any and all of the rights, powers and remedies of a secured party under the UCC, all of which rights, powers and remedies shall be cumulative and not exclusive, to the extent permitted by Applicable Law.
          (b) The Collateral Agent shall have the right, all at the Collateral Agent’s sole option (or upon the instruction of the Required Noteholders) and as the Collateral Agent in its discretion may deem necessary or advisable, to do any or all of the following:
               (i) foreclose the Security Interest by any available judicial procedure or without judicial process;
               (ii) enter upon the premises of any Grantor or any other place or places where Collateral is located through self-help and without judicial process, without giving any Grantor notice and opportunity for a hearing on the validity of the Collateral Agent’s claim and without any obligation to pay rent;
               (iii) inspect and appraise the Collateral and to prepare, repair, assemble or process the Collateral for sale, lease or other disposition;
               (iv) remove Collateral to the premises of the Collateral Agent or any other location selected by the Collateral Agent, for such time as the Collateral Agent may desire, for any purpose not prohibited hereby or by Applicable Law;
               (v) apply any Collateral or any other assets of any Grantor in the possession of the Collateral Agent to the Secured Obligations;

               (vi) notify Account Debtors and other obligors on the Collateral that the Collateral has been assigned to the Collateral Agent and that all payments thereon are to be made directly and exclusively to or as specified by the Collateral Agent;
               (vii) apply the balance from any Deposit Account and the Proceeds from all Investment Property to the Secured Obligations and exercise all rights and remedies under Deposit Account Control Agreements and Investment Property Control Agreements;
               (viii) collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral;
               (ix) enter into any extension or reorganization agreement or any other agreement relating to or affecting the Collateral and, in connection therewith, deposit or surrender control of any Collateral or accept other property in exchange therefor;
               (x) settle, compromise or release, on terms acceptable to the Collateral Agent, in whole or in part, any amounts owing on the Collateral or any insurance thereof or relating thereto or any disputes with respect thereto or such insurance;
               (xi) exercise all rights and powers under Contractual Obligations and Organizational Documents included in the Collateral including any right of termination; and
               (xii) exercise any and all other rights, powers, privileges and remedies of an owner of the Collateral.
          (c) Each Grantor shall, at the Collateral Agent’s request, assemble the Collateral and make it available to the Collateral Agent at a place to be reasonably designated by the Collateral Agent. Each Grantor shall make available to the Collateral Agent all computer and other equipment of such Grantor containing books and records pertaining to the Collateral and authorizes the Collateral Agent to use such computer and other equipment at no charge for the purpose of obtaining information pertaining to the Collateral, including by making copies of computer and other files and records.
          (d) Until the Collateral Agent is able to effect a sale, lease or other disposition of Collateral or any part thereof, the Collateral Agent shall have the right to use, process or operate the Collateral or any part thereof to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent shall have the right, without notice or demand, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Taking possession of the Collateral shall not cure or waive an Event of Default or notice thereof or invalidate any act done pursuant to such notice.
          (e) The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies with respect to such appointment without prior notice or hearing.

          (f) The Collateral Agent shall have the right to sell, lease, or otherwise dispose of all or any Collateral in its then existing condition, or after any further assembly, manufacturing or processing thereof, at public or private sale or sales, in lots or in bulk, for cash or on credit, with or without representations or warranties or recourse, all as the Collateral Agent, in its discretion, may deem advisable. In connection with any such sale, the Collateral Agent, may or may not (i) incur expenses to prepare Collateral for disposition or complete raw material or work in process into finished goods or other finished products; (ii) advertise dispositions of the Collateral only through publications or media of general circulation, even if the Collateral is of a specialized nature; (iii) to contact other persons, whether or not in the same business as the Grantors, for expressions of interest in acquiring all or any portion of the Collateral; (iv) hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature; or (v) obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. If sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. The Collateral Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use such Grantor’s premises without charge for such sales for such duration as the Collateral Agent deem necessary or advisable. The Collateral need not be present at any such sales. To the extent necessary or desirable, the Collateral Agent is authorized, without any obligation for rent, license fees or other charge, to use the supplies, equipment, facilities and space at each Grantor’s place of business and is hereby granted a license or other right to use, without charge, all Intellectual Property Rights, labels, advertising matter, and all property of a similar nature that each Grantor owns or is entitled to use, in preparing, repairing, assembling, processing, advertising for sale or lease or otherwise in connection with the disposition of any Collateral. Each Grantor’s rights under all licenses and all franchise agreements shall inure to the Collateral Agent’s benefit. The Collateral Agent may purchase all or any part of the Collateral at public or, if permitted by Applicable Law, private sale, and in lieu of actual payment of the purchase price, the Collateral Agent may apply against such purchase price any amount of the Secured Obligations. To the extent permitted by Applicable Law, each Grantor agrees that any sale of Collateral conducted by the Collateral Agent in accordance with the foregoing provisions of this Section shall be deemed to be a commercially reasonable sale under Section 9-610 of the UCC.
          (g) All cash collateral shall be held by the Collateral Agent as Collateral for the Secured Obligations and at any time after the respective contingent or unmatured Secured Obligation shall become due and payable (whether upon drawing on a letter of credit, demand on a guaranty or otherwise) may be applied as set forth in Section 5.03.
          (h) The Collateral Agent may comply with any Applicable Law in connection with any exercise of remedies hereunder and such compliance shall not be considered to adversely affect the commercial reasonableness of such exercise of remedies.

          (i) Without limiting the generality of Section 5.02(h), the Collateral Agent shall not be required to register or qualify any of the Collateral under applicable state or federal securities laws in connection with any sale or other disposition thereof. The Collateral Agent shall be authorized at any sale or other disposition of the Collateral (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are “accredited investors” or “qualified institutional buyers” under Applicable Law and purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof. If any such Collateral is sold at private sale, each Grantor agrees that if such Collateral is sold in a manner that the Collateral Agent in good faith believes to be reasonable under the circumstances then existing, then (A) the sale shall be deemed to be commercially reasonable in all respects, (B) such Grantor shall not be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and (C) the Noteholders shall not incur any liability or responsibility to any Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Each Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by the Collateral Agent of any such Collateral for an amount substantially less than the price that might have been achieved had the Collateral been so traded may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell Collateral that is privately traded.
          (j) The Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, to enforce any Intellectual Property included in the Collateral;
          (k) Upon written demand from the Collateral Agent, each Grantor shall assign, convey or otherwise transfer to the Collateral Agent, or the Collateral Agent’s designee, all of such Grantor’s right, title and interest in and to the Intellectual Property included in the Collateral, and shall execute and deliver to the Collateral Agent such documents as are necessary to effectuate and record such assignment, conveyance, or transfer of, or other evidence of foreclosure upon, such Intellectual Property;
          (l) In the event of any assignment, conveyance or other transfer of any of the Trademarks included in the Collateral, the goodwill symbolized by any such Trademarks shall be included in such sale or transfer, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s manufacturing, advertising, and distribution know-how, and copies of records embodying such know-how, relating to products and services theretofore sold under such Trademarks;
          (m) Any deficiency that exists after the sale or other disposition of the Collateral will be paid immediately by the Grantors. Any excess Proceeds that exist after the sale or other dispositions of the Collateral will be returned, without interest and subject to the rights of third Persons, by Collateral Agent to the Grantors.
     5.03 Application of Proceeds.

          (a) Any cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral (including insurance proceeds) shall be applied by Collateral Agent as follows:
(i)	first, to pay all fees and expenses then due to the Collateral Agent;

(ii)	second, to pay interest due in respect of the Secured Obligations;

(iii)	third, to pay the principal then due in respect of the Secured Obligations;

(iv)	fourth, to pay any other Secured Obligations; and

(v)	fifth, to the Grantors or such other Persons entitled thereto under Applicable Law.
          (b) Payments received from any third party on account of any Collateral shall not reduce the Secured Obligations until paid in cash to the Collateral Agent. The application of proceeds by the Collateral Agent shall be without prejudice to the Collateral Agent’s rights as against any Grantor or other Persons with respect to any Secured Obligations that may then be or remain unpaid.
          (c) If at any time after an Acceleration any Grantor receives any collections upon or other Proceeds of any Collateral, such Proceeds shall be received in trust for the Noteholders and such Grantor shall keep all such Proceeds separate and apart from all other funds and property so as to be capable of identification as the property of the Noteholders and promptly deliver such Proceeds to the Collateral Agent in the identical form received (together with any necessary endorsements or assignments executed in blank with respect thereto).
     5.04 Notice.
          Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will send or otherwise make available to each Grantor reasonable notice of the time and place of any public sale or of the time on or after which any private sale of any Collateral is to be made. Each Grantor agrees that any notice required to be given by the Collateral Agent of a sale or other disposition of Collateral, or any other intended action by the Collateral Agent, that is received in accordance with the provisions set forth in Section 6.04 ten days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Grantors. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by Applicable Law, each Grantor hereby waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this Section.
     5.05 Liability for Collateral.

          (a) Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty of care with respect to the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. In addition, the Collateral Agent shall have no obligation to take any actions to preserve rights against other parties or property with respect to any Collateral. Without limiting the generality of the foregoing, the Collateral Agent shall (i) bear no risk or expense with respect to any Collateral and (ii) have no duty with respect to calls, conversions, presentments, maturities, notices or other matters relating to Investment Property or to maximize interest or other returns with respect thereto.
          (b) The Collateral Agent may at any time deliver or redeliver the Collateral or any part thereof to any Grantor and the receipt of any of the same by such Grantor shall be complete and full acquittance for the Collateral so delivered, and the Collateral Agent thereafter shall be discharged from any liability or responsibility therefor.
          (c) Each Grantor hereby agrees jointly and severally to indemnify and hold harmless the Collateral Agent, the Trustee, each Noteholder and their respective directors, officers, employees and agents against and from any and all claims, actions, liabilities, costs and expenses of any kind or nature whatsoever (including reasonable fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Agreement, any exercise of remedies hereunder or any other action taken or omitted by them hereunder, except to the extent a court holds in a final and nonappealable judgment that they resulted directly from the gross negligence or willful misconduct of such Persons.
ARTICLE VI
GENERAL
     6.01 Collateral Agent’s Expenses, Including Attorneys’ Fees.
          Regardless of the occurrence of a Default or Event of Default, the Grantors jointly and severally agree to pay to the Collateral Agent any and all advances, charges, costs and expenses, including the fees and reasonable expenses of counsel and any experts or agents, that the Collateral Agent may incur in connection with (a) the administration of this Agreement, (b) the creation, perfection or continuation of the Security Interest or protection of its priority or the Collateral, including the discharging of any prior or junior Lien or adverse claim against the Collateral or any part thereof that is not permitted hereby or by the Indenture, (c) the custody, preservation or sale of, collection from, or other realization upon, any of the Collateral, (d) the exercise or enforcement of any of the rights, powers or remedies of the Collateral Agent under this Agreement or under Applicable Law or any workout or restructuring or insolvency or bankruptcy proceeding or (e) the failure by any Grantor to perform or observe any of the provisions hereof. All such amounts and all other amounts payable hereunder shall be payable on demand.

     6.02 Amendments and Other Modifications; Additional Grantors.
          (a) No amendment of any provision of this Agreement (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by the Collateral Agent and the Grantors. Any waiver or consent relating to any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor to any other or further notice or demand in similar or other circumstances.
          (b) Additional Persons may become Grantors (“Additional Grantors”) by executing a Joinder Agreement substantially in the form of Exhibit 6.02 (the “Joinder Agreement”). Upon delivery of any such counterpart agreement to the Collateral Agent, (a) each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto and (b) the supplemental Schedules thereto shall be incorporated into and become a part of and supplement the respective Schedules to this Agreement; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Joinder Agreement. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.
     6.03 Cumulative Remedies; Failure or Delay.
          The rights and remedies provided for under this Agreement are cumulative and are not exclusive of any rights and remedies that may be available to the Noteholders under Applicable Law, the other Discount Note Documents or otherwise. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or remedy under this Agreement shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.
     6.04 Notices, Etc.
          All notices and other communications under this Agreement shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid) or by prepaid telex, telecopy or telegram, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice given in accordance with the foregoing provisions of this Section 6.04, notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telex or telecopier numbers) indicated in Section 12.02 of the Indenture.
     6.05 Successors and Assigns.
     This Agreement shall be binding upon and, inure to the benefit of each Grantor and the Collateral Agent and their respective successors and assigns. The foregoing notwithstanding, Grantor shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent and any prohibited assignment shall be void ab initio.

The benefits of this Agreement shall pass automatically with any assignment of the Secured Obligations (or any portion thereof), to the extent of such assignment.
     6.06 Payments Set Aside.
          Anything to the contrary herein contained, this Agreement, the Secured Obligations and the Security Interest shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Secured Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by any Noteholder in connection with any bankruptcy, reorganization or similar proceeding involving any Grantor, any other party liable with respect to the Secured Obligations or otherwise, if the proceeds of any Collateral are required to be returned by such Noteholder under any such circumstances, or if any Noteholder elects to return any such payment or proceeds or any part thereof in its discretion, all as though such payment had not been made or such proceeds not been received.
     6.07 Continuing Security Interest; Termination.
          (a) This Agreement shall create a continuing security interest in the Collateral and the Security Interest and all agreements, representations and warranties made herein shall survive until the indefeasible payment and performance in full in cash of the Secured Obligations and the termination of all commitments of the Noteholders.
          (b) Anything in this Agreement to the contrary notwithstanding, the agreements of the Grantors set forth in Sections 4.20 and 5.05(c) shall survive the payment of all other Secured Obligations and the termination of this Agreement. After termination of this Agreement, the Collateral Agent shall, upon the request and at the expense of the Grantors, assign, transfer and deliver to such Grantor or its order, against receipt and without recourse, representation or warranty to or by the Noteholders, such of the Collateral as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, together with proper instruments acknowledging the termination of this Agreement.
     6.08 Waiver and Estoppel.
          Except as otherwise provided in this Agreement or by Applicable Law, each Grantor hereby waives: (a) any bond or security that might be required by any court prior to allowing the Collateral Agent to exercise any of its rights, powers or remedies; (b) the benefit of all valuation, appraisement, redemption and exemption laws; (c) any rights to require marshalling of the Collateral upon any sale or otherwise to direct the order in which the Collateral shall be sold; (d) any setoff; and (e) any rights to require the Collateral Agent to proceed against any Person, proceed against or exhaust any Collateral or any other security interests or guaranties or pursue any other remedy in the Collateral Agent’s power, or to pursue any of such rights in any particular order or manner, and any defenses arising by reason of any disability or defense of any Person.
     6.09 Choice of Forum.

          (A) Pursuant to Section 5-1402 of the New York General Obligations Law, all actions or proceedings arising in connection with this Agreement shall be tried and litigated in, and each Grantor hereby consents to the non-exclusive jurisdiction of, the state or Federal courts located in the Borough of Manhattan, New York City, State of New York, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. EACH OF THE GRANTORS AND THE SECURED PARTIES WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.
          (b) IN ANY ACTION AGAINST ANY GRANTOR, SERVICE OF PROCESS MAY BE MADE UPON SUCH GRANTOR BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS DESCRIBED IN SECTION 6.04, WHICH SERVICE SHALL BE DEEMED SUFFICIENT FOR PERSONAL JURISDICTION AND SHALL BE DEEMED EFFECTIVE 10 DAYS AFTER MAILING. Each Grantor hereby irrevocably appoints CT Corporation Systems (the “Process Agent,” which has consented thereto) with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011, as Process Agent to receive for and on behalf of such Grantor service of process in the County of New York relating to this Agreement. SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING AGAINST ANY GRANTOR MAY BE MADE ON THE PROCESS AGENT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK, AND THE PROCESS AGENT IS HEREBY AUTHORIZED AND DIRECTED TO ACCEPT SUCH SERVICE FOR AND ON BEHALF OF SUCH GRANTOR AND TO ADMIT SERVICE WITH RESPECT THERETO. SUCH SERVICE UPON THE PROCESS AGENT SHALL BE DEEMED EFFECTIVE PERSONAL SERVICE ON SUCH GRANTOR, SUFFICIENT FOR PERSONAL JURISDICTION, 10 DAYS AFTER MAILING, AND SHALL BE LEGAL AND BINDING UPON SUCH GRANTOR FOR ALL PURPOSES, NOTWITHSTANDING ANY FAILURE OF THE PROCESS AGENT TO MAIL COPIES OF SUCH LEGAL PROCESS TO SUCH GRANTOR, OR ANY FAILURE ON THE PART OF SUCH GRANTOR TO RECEIVE THE SAME.
     6.10 Execution in Counterparts.
          This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Faxed signatures to this Agreement shall be binding for all purposes.

     6.11 Complete Agreement.
          This Agreement, together with the exhibits and schedules hereto and the other Discount Note Documents, is intended by the parties as a final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.
     6.12 Limitation of Liability.
          No claim shall be made by any Grantor against the Collateral Agent, the Noteholders or the affiliates, directors, officers, employees or agents of the Collateral Agent and the Noteholders for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement and the other Discount Note Documents, or any act, omission or event occurring in connection therewith, and each Grantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
     6.13 Conflicting Agreements.
          To the extent the terms and provisions of this Agreement conflict with the terms and provisions of the Indenture, the terms and provisions of the Indenture shall govern.
     6.14 WAIVER OF TRIAL BY JURY.
     EACH GRANTOR AND THE COLLATERAL AGENT HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS AGREEMENT OR ANY OTHER DISCOUNT NOTE DOCUMENT OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.
     6.15 Subordination.
          The security interests securing the indebtedness and other obligations under the Indenture, the Discount Notes and the Discount Note Guarantees (each, as defined in the Indenture) will be subordinated to the security interests securing any future indebtedness and other obligations under certain senior secured credit facilities that the Company may enter into after the date of the Indenture. A copy of the form of Intercreditor Agreement governing such subordination is available from the Company upon written request.
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

GRANTORS:	IDLEAIRE TECHNOLOGIES CORPORATION

	By:	/s/ Michael C. Crabtree

Name: Michael C. Crabtree
Title: Chief Executive Officer

COLLATERAL AGENT:	WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Collateral Agent

	By:	/s/ Lynn M. Steiner

Name: Lynn M. Steiner
Title: Vice President